UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727
Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Norcraft Holdings, L.P. and Norcraft Companies, L.P. announced today that Mr. Sean Fernandes has been appointed to serve on the board of managers of their general partner, Norcraft GP, L.L.C. Mr. Fernandes has also been appointed to serve on the audit committee and compensation committee of their general partner, Norcraft GP, L.L.C. Mr. Fernandes is a Principal at Apax Partners, an affiliate of one of the controlling equity holders of Norcraft Holdings, L.P. He will be designated an “SKM Manager” under the Norcraft GP, L.L.C. operating agreement and therefore entitled to the same rights of such a manager set forth in such agreement, including the right to two and half votes on matters that come before the board.

Mr. Fernandes fills the vacancy on the board created by the departure of Mr. Sean Britain. Mr. Britain was removed from the board of managers of Norcraft GP, L.L.C. following his departure from employment with Apax Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	By:	/s/ Leigh Ginter
Leigh Ginter
Chief Financial Officer